Exhibit 5.1

August 10, 2015

Ally Financial Inc.

200 Renaissance Center

Detroit, Michigan 48265

Ladies and Gentlemen:

Ally Financial Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Ally Financial Term Notes Due Nine Months to Thirty Years from Date of Issue (collectively, the “Notes”), which shall be issued pursuant to an indenture dated as of September 24, 1996, with The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), as amended by a First Supplemental Indenture dated as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006, a Third Supplemental Indenture dated as of August 24, 2012 (together, the “Indenture”). The Notes include the Series A Ally Financial Term Notes (“Series A Notes”), to be issued in multiple tranches pursuant to a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of August 24, 2012 to the Indenture. With respect to the Series A Notes only, the term Indenture shall refer to the Indenture as supplemented by the Fourth Supplemental Indenture.

As Counsel to the Company, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based upon the foregoing, I advise you that, in my opinion:

1.	The Company is duly organized and validly existing as a corporation under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Notes.

2.	When the form or forms of the Notes and the final terms thereof have been duly approved or established by appropriate action taken by the Company and in accordance with the terms of the Indenture, and the Notes have been duly completed, executed, issued, authenticated, and delivered against payment therefor in accordance with the Indenture and the applicable selling agent agreement, underwriting agreement or other agreement, the Notes will thereupon constitute valid and binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and provided that I express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, I have assumed that, (1) the terms of such Notes shall have been duly established by the Board of Directors or pursuant to a delegation of authority by the Board of Directors, and the issuance and sale of such Notes shall have been duly authorized and such authorization shall not have been modified or rescinded, (2) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware, (3) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (4) the Indenture and the Notes are each valid, binding and enforceable agreements of each party thereto, including the Trustee, (other than as expressly covered in respect of the Company); and (5) there shall not have occurred any change in law affecting the validity or enforceability of such Notes. I have also assumed that the execution, delivery and performance by the Company of its obligations under any Note whose terms are

Ally Financial Inc.	August 10, 2015

established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement referred to above and to the use of my name in such Registration Statement and in the related Prospectus under the heading “Legal Opinions”. In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Company with the Commission on a future date and the pricing supplement contains my opinion, substantially in the form set forth below, this consent shall apply to such opinion and to the reference to me as providing such opinion.

“In the opinion of counsel to Ally Financial Inc. (the “Company”), when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture dated as of September 24, 1996, with The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), as amended and supplemented from time to time (the “Indenture”), and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and provided that I express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to Federal laws of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture, the Trustee’s authentication of the notes, and the validity, binding nature and enforceability of the Indenture with respect to the Trustee, and the genuineness of signatures and to such counsel’s reliance on the Company and other sources as to certain factual matters, all as stated in the letter of such counsel dated August 10, 2015, which has been filed as Exhibit 5.1 to the Registration Statement.”

The foregoing opinion is limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

In giving the foregoing consents, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jeffrey A. Belisle
Jeffrey A. Belisle Counsel

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